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                                                                    EXHIBIT 10.5
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Rental Agreement

Between:

Verisity Design, EURL                   For Verisity Design, EURL
BC La Grande Arche
92044 Paris La Defense
FRANCE

Represented by Mr. Matthew Morley
--referenced hereafter as THE CUSTOMER--

and

IOM Business Center GmbH
Stefan-George-Ring 2
81929 Munchen
Germany

--referenced hereafter as IOM--


1. The company IOM agrees to rent office space for a fully serviced office to the CUSTOMER.

1.1  Office description/Humboldtstr. 12
     One office, fully furnished; total size = 17.5 m2    DM 1,400.00
     2 ISDN Telephones and 2 further lines included
     (1) parking                                            DM 140.00
     Prices on monthly base + VAT

1.2 The office space may only be used for office type work. Without the written permission of IOM the office space may not be used for the following purposes:

1.3  Office Usage
     Usage for the following purposes is not allowed:
     .  The manufacturing and/or storage of dangerous goods (i.e. gasoline)
     . the storage of materials or objects which could damage the office space and/or persons in the office space
     .  Private parties, advertising campaigns, and large receptions
     .  Renting or leasing to a third party
     .  Bringing in animals
     .  Electrical installations in the office, as coffee-machine and others.

    In addition:

    . Structural network changes or any other changes are only allowed with the written permission of IOM

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    .  The CUSTOMER allows access to the office space if required by IOM employees
    . The CUSTOMER has the permission to use the rented office space as described in paragraph 1.1, no other office space is covered by this contract.

1.4 IOM is not responsible for any stored business contracts, papers, equipment or other materials.

2.   Competition
     The CUSTOMER may not operate a business in the rented office which is in direct competition with IOM

3.   Opening Hour
     The switchboard opening hours are on Monday -- Thursday from 09:00 through to 17:00, and on Friday from 09:00 through to 15:00. English speaking staff is available. Incoming calls are answered in English. On German public holidays, the switchboard is closed. The CUSTOMER can use the rented office at any time.

4.   Cleaning of Office
     IOM assumes responsibility for the general cleaning of the office. Paper bins will be emptied from Monday to Thursday.

5.   Office + Telephone Service
     As described in point 1.1, all incoming calls will be answered and all messages appropriately conveyed to the CUSTOMER.

     IOM assumes responsibility for the following:
     --fully serviced office
     --occupied switchboard
     --answering of incoming calls and conveyance of information.

     Secretarial work such as, typing, translation, conveyance of information in absence of the CUSTOMER, the sending of faxes and similar work, will be charged at a rate of DM 60 + VAT per hour. The charging rate is calculated on every started ? minute period.
     For packages, the costs of the courier service will be invoiced. VAT is charged on all prices.

6.   Rental Payments
     The rent is payable on the 3/rd/ day of each month.
     In addition this contract can be immediately terminated by IOM if the CUSTOMER can no longer pay the agreed rent. The CUSTOMER's deposit can be used by IOM to pay any outstanding debts and unpaid invoices the CUSTOMER may have with IOM.
     The rent is to be paid in the full sum and without any deductions of banking fees.

7.   Furnishing and Fittings
     Upon moving out, the CUSTOMER must pay for any necessary renovation.

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8.   Fax Costs
     Incoming faxes at reception are free of charge, for outgoing faxes the CUSTOMER will be charged DM 0,80 per unit.
     Telephone Units
     DM 0,15 per Unit + VAT

9.   Secretarial Service
     All provided services can be used during normal office hours. Photocopying can also be performed outside of the normal office hours by the CUSTOMER Stamps -- 10% Overhead

10.  Duration of Contract
     This contract starts at 1/st/ October 1999 for a period of 6 months. The contract will be automatically renewed for a period of 6 months, if the contract is not cancelled 3 months prior to expiration. Termination of contract must be in written form and by a registered letter.

11.  Escape Clause.
     If IOM cannot provide additional office space to the Customer when needed, then the Customer is free from rental payments and any subsequent renovation costs.

     IOM is entitled to terminate this agreement with the CUSTOMER if an exceptional reason arises. For instance a breach of contract as described in point 1.3, or when the rental contract for IOM is terminated. The contract can be immediately terminated when the CUSTOMER is more than 3 weeks in arrears with the settlement of invoices.

12.  Business relationship/Liability
     IOM will not act on the CUSTOMER's behalf as an agent or deputy or representative of the CUSTOMER's company.
     The CUSTOMER's company frees the IOM from claims of a 3/rd/ party.

13.  Payments of Services
     IOM will present the invoice to the CUSTOMER at the beginning of the month for the rent of the office, and at the end of the month for all other costs and services.

14.  Extra Costs
     All extra costs such as, bills paid by IOM on behalf of the CUSTOMER, courier services, parcel delivery, etc. will be invoiced to the CUSTOMER. These costs are not included in the rental and secretarial costs.

15.  Deposit
     A deposit of 3 months net amount is to be paid by the CUSTOMER to IOM. The deposit serves as an insurance for IOM for this contract and in case of extraordinary circumstances. The deposit, if not used by IOM to cover this contract, will be paid back to the CUSTOMER without interest on closure of this contract.

     The deposit shall be paid onto the following bank account from IOM:

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     Bank:  Deutsche Bank
     Bank number:  700 700 10
     Account number:  53 82 700

16.  Authority/Approvals
     The CUSTOMER agrees to carry the cost of all necessary legal prerequisites required by the CUSTOMER to operate from within the rented office. In addition the CUSTOMER agrees to abide by all the required regulations which allow the CUSTOMER to operate.

17.  Insurance
     The CUSTOMER agrees to pay for a suitable insurance for his own equipment.

18.  Conveyance of Information
     Incoming post will be accepted by IOM on behalf of the CUSTOMER and will be either stored in the CUSTOMER's in-tray, opened and processed, or handed on by the post or fax as agreed upon. Registered letters will be accepted on behalf of the CUSTOMER so long a valid postal proxy exists. IOM cannot be held responsible for any lost post.

19.  Cost of Services
     The following costs for services can be calculated as follows:
     Photocopying - per copy DM 0.30;
     Faxes -- per outgoing fax DM 0.80 per unit (at the reception) Secretarial work -- DM 60/hour.

20.  Key to Office
     The CUSTOMER receives one set of keys for each permanent employee of the CUSTOMER'S company. Deposit each set = DM 100.00.

21.  Office Doors
     It is not allowed to attach stickers albeit advertisements or company logos to the office doors.

22.  Amendments to Contract
     Amendments to this agreement and to this clause as such are effective in writing only.

23.  Court of Jurisdiction
     This contract is amenable to the law of the Federal Republic of Germany. Jurisdiction shall be Munich.

24.  General Clause
     Should a clause or paragraph of this contract become invalid or be invalid, or should this contract be incomplete, the rest of the contract remains valid and intact.

25.  Couriers/Catering
     Companies, which are wellknown by IOM, will handle overnight couriers, beverage, Catering and more.

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26. Starting Time:  1.10.99


/s/ Matthew Morley                     /s/ indecipherable
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Verisity Design, EURL                  IOM Business Center GmbH


                          Munich, 15th September 1999

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